UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2010

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 18, 2010, our board of directors approved a new form of indemnification agreement to be entered into with our directors and certain of our officers. The agreement provides that we will indemnify the director or officer to the fullest extent authorized or permitted by our articles of incorporation, bylaws or Nevada law. The agreement requires us to indemnify the director or officer against any and all expenses that he or she incurs in connection with the investigation, defense, settlement, or appeal of a claim, subject to certain limitations, and to advance such expenses as they are incurred. The advancement of expenses is subject to an undertaking by the director or officer to repay all of such advances if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to indemnification.

The foregoing description of the indemnification agreement is a general description only and is qualified in its entirety by reference to the indemnification agreement, the form of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 18, 2010, we entered into new indemnification agreements with Robert P. Akins, Edward J. Brown, Jr., Paul B. Bowman, Karen K. McGinnis, each of our directors, and certain other officers. These agreements supersede the prior indemnification agreements between us and such officers and directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/S/ PAUL B. BOWMAN
Date: November 23, 2010		Paul B. Bowman
Senior Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

99.1	Form of Indemnification Agreement.